[ARTICLE] 5
[MULTIPLIER]   1,000

EXHIBIT 22.1
                                CIRRUS LOGIC INC.

                     SUBSIDIARIES OF REGISTRANT


Cirrus Logic, GmBh.  (Germany)
Cirrus Logic, K.K.  (Japan)
Cirrus Logic (U.K.) Limited  (United Kingdom)
Cirrus Logic International SARL  (France)
Cirrus Logic International Ltd.  (Bermuda)
Cirrus Logic Korea Co., LTD.  (Korea)
Pixel Semiconductor, Inc.  (Delaware)
Crystal Semiconductor Corporation  (Delaware)
Acumos Incorporated  (California)
Pacific Communications Sciences, Inc.  (Delaware)
PicoPower Technology, Inc.